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                                                                   Exhibit 10.62

                    AMENDED AND RESTATED EMPLOYMENT CONTRACT

         This Amended and Restated Employment Contract ("Agreement") is executed and delivered as of May 16, 1997, by and between Eastern Environmental Services, Inc., a Delaware corporation ("Company"), and Dennis M. Grimm, an individual ("Employee").

                                    RECITALS
                                    --------

     Employee and Company previously entered into an Employment Agreement dated March 31, 1997 (the "March Agreement"). This Agreement is intended to restate and supersede the March Agreement. This Agreement does not supersede or cancel any stock options which were issued to Employee under the March Agreement.

     In March 1997, the Company entered into a Reorganization Plan and Agreement by and between the Company and the shareholders of Apex Waste Services, Inc. ("Apex") ("Purchase Agreement"). At closing under the Purchase Agreement, all of the outstanding stock of Apex was acquired by Company, which became the sole shareholder of Apex. Employee was an employee of Apex who, under the March Agreement, became employed by the Company in a capacity which has given Employee access to and familiarity with confidential information and business methods used by the Company. Employee will continue to be employed by Company in a confidential relationship wherein Employee, in the course of employment with Company, will become familiar with and aware of information as to the specific manner of doing business and the customers of Company and its affiliates and the Company's future plans. The information Employee has and will have knowledge of are trade secrets and constitute valuable goodwill of Company.

     Employee recognizes that the business of Company is dependent upon a number of trade secrets and confidential business information, including customer lists and customer data. The protection of these trade secrets is of critical importance to Company. Company will sustain great loss and damage if, for whatever reason, during the term of this Agreement or Employee's employment with Company and for a period following the termination of this Agreement or Employee's employment, Employee should violate the provisions of paragraph 4 of this Agreement. Further, Employee acknowledges that any such violation would cause irreparable harm to Company and that Company would be entitled, without limitation, to injunctive relief to remedy such violation.

     NOW, THEREFORE, in consideration of the mutual promises, terms and conditions set forth herein and the performance of each, the parties hereby agree as follows:

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     1.  Services.
         --------

     (a) Company hereby employs Employee as its Vice President of Operations. Employee shall not be required to relocate his residence from Lancaster County, Pennsylvania.

     (b) Employee hereby accepts employment upon the terms and conditions contained in this Agreement. Employee shall faithfully adhere to, execute and fulfill all directions and policies established by the Company for its employees.

     (c) Employee shall not, during the term of his employment hereunder, without the prior written consent of Company, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage, if such activity interferes with Employee's duties and responsibilities under this Agreement. Employee's employment is for a full-time position. Company acknowledges that Employee may maintain ownership interests in the Permitted Businesses as hereinafter defined. Employee represents that he will not spend more than ten hours per month during normal business hours on matters pertaining to the Permitted Businesses. For purposes of this Agreement, the Permitted Businesses shall consist solely of: (i) National Earth Products, Inc. (including the chairmanship of such company), the sole business of which is landfill construction, environmental remediation projects and earth materials processing and sales; (ii) D. M. Grimm, Inc., the sole business of which is the brokerage of and receipt of payments under an ash disposal agreement; (iii) Explorer, Inc., the sole business of which is the exploration and development of earth materials removal operations; (iv) NEP Sand & Gravel, Inc., the sole business of which is a quarry in Shippensburg, Pennsylvania; and (v) the completion of the brokerage of one business in process as of the date of this Agreement. Employee may make personal investments in such form or manner as will neither require Employee's services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Paragraph 4.

     2.  Compensation.
         ------------

     (a) For all services to be rendered by Employee to Company, Company shall pay Employee a salary computed and earned ratably over twelve months at the rate of One Hundred Fifty Thousand Dollars ($150,000) per year, commencing on the date hereof, payable in accordance with Company's normal payroll procedures.

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     (b) To the extent that Company, from time to time in its sole discretion, offers or provides any of the following to its employees, then Employee, on an equal basis with such other employees, shall be entitled to: (i) participation in all, if any, life, health, medical, hospital, accident and disability insurance programs of Company in existence for the benefit of its employees and for which Employee qualifies; (ii) participation in all, if any, pension, retirement, profit sharing or stock purchase plans for which Employee qualifies; and (iii) participation in any other employee benefits which Company accords to its employees and for which Employee qualifies.

     (c) During the term of Employee's employment with Company, Employee shall be entitled to reimbursement for reasonable business expenses, including gasoline, incurred on behalf of Company. Reimbursement for business expenses will be provided to Employee on the same basis and under the same guidelines as are applicable to all of Company's employees. Employee shall also be entitled to an automobile allowance of $450 per month while Employee is employed by the Company.

         (d) In addition to the options to purchase 62,500 shares of stock which were granted in connection with the March Agreement, Employee shall be granted stock options ("Options") exercisable for One Hundred Thirty-seven Thousand Five Hundred (137,500) shares of the Company's common stock at a per-share exercise price equal to the lowest bid price of the stock on the NASDAQ National Market System on the date of this Agreement. The Options shall be granted under the Company's 1996 stock option plan. The Options shall vest over the four-year term of this Agreement, one-quarter of the Options vesting on each anniversary date of this Agreement. Notwithstanding the above schedule, the Options shall vest and be exercisable immediately upon the Company's merger, consolidation, or other business combination with another entity where the Company is not the surviving entity, or upon the Company's sale of substantially all of its assets.

     (e) During the term of this Agreement, beginning on July 31 after the end of each of the Company's fiscal years beginning with the fiscal year ending June 30, 1998, Company shall pay Employee a bonus in the amount of $50,000, provided Employee is employed by Company on the last day of the fiscal year. Such bonus shall be payable in cash or common stock of the Company (which stock shall be registered under the Securities Act of 1933 or shall be registered by the Company within 120 days after the date it is issued to Employee), at the Company's option.

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     3.  Term. The period of Employee's employment with the Company shall
         ----
commence on the date of this Agreement and shall continue for four years thereafter, unless sooner terminated in accordance with the provisions of this Agreement ("Term"). After expiration of the Term, Employee's employment shall continue thereafter on an at-will month-to-month basis, until terminated by either party to the Agreement.

     4.  Noncompetition Covenants.
         ------------------------

     (a) Employee agrees that the noncompetition covenants contained in this Paragraph 4 are a material and substantial part of this Agreement.

     (b) Employee covenants that during Employee's employment with Company and for one year following the termination of Employee's employment (regardless of the reason for the termination) the Employee shall not, directly or indirectly, without the prior express written consent of Company, do any of the things set forth in item (i) through (v) below:

           (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, agent, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor or sales representative, in the waste disposal industry, including, without limitation, waste hauling, waste disposal, land filling, handling demolition waste, handling special waste, collecting or disposing of municipal special waste, and recycling waste, in each case within fifty miles of the any of the Company's operating businesses ("the Territory"), except for the Permitted Businesses;

           (ii) call upon any person who is, at the time of the contact, an employee of Company or its affiliates, if the purpose and intent of the contact is to entice such employee away from or out of the employ of Company or its affiliates;

           (iii) call upon any person or entity which is, at the time of the contact, a customer of the Company or its affiliates for the purpose of soliciting or selling any of the services which are the services offered by the Company or its affiliates;

           (iv) disclose the identity of the customers of Company or its affiliates, whether in existence or proposed, to any person, firm, partnership, corporation or other entity whatsoever, for any reason or purpose whatsoever;

           (v) promote, or assist, financially or otherwise, any person, firm, partnership, corporation or other entity whatsoever to do any of the above, except for the Permitted Businesses.

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     For the purposes of this Agreement, the term "affiliates" shall mean one or more of: (A) each subsidiary of Company, and (B) each other entity under the direct or indirect control of the Company.

     (c) The Company will sustain significant losses and damages, if Employee breaches the covenants in this Paragraph 4. There is no adequate monetary remedy for the immediate and irreparable damage that would be caused to Company by Employee's breach of its non-competition covenants. Employee agrees that, in the event of a breach by him of the foregoing covenants, such covenants may be enforced by Company by, without limitation, injunctions and restraining orders.

     (d) It is agreed by the parties that the covenants in this Paragraph 4 impose a reasonable restraint on Employee in light of the activities and business of Company on the date of the execution of this Agreement and the future plans of Company.

     (e) The covenants in this Paragraph 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     (f) The covenants in this Paragraph 4 shall be construed as independent of any other provision of this Agreement and the existence of any claim or cause of action of Employee against Company whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by Company of such covenants. It is specifically agreed that the duration of the noncompetition covenants stated above shall be computed by excluding from such computation all time during which Employee is in violation of any provision of this Paragraph 4 and all time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action Company seeks to enforce the agreements and covenants of Employee or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement. Provided that, no such exclusion shall include the period of time within which Employee has ceased violating this paragraph, whether or not as a result of being in compliance with Court injunction or doing so voluntarily, and whether or not any action is pending

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against Employee, and provided that no such exclusion shall include the time an action is pending, if the action is finally determined in Employee's favor.

     5.  Confidential Information. It is expressly acknowledged by the Employee
         ------------------------
that customer lists, orders, current and closed out orders, prospect lists, documents containing the names or addresses of existing or potential customers, information regarding the Company's financial condition or business plans, the methods by which the Company serves its customers or conducts its operations, as well as other business procedures, are the property of the Company and constitute confidential information or trade secrets of the Company ("Confidential Information"). Employee agrees to maintain the confidentiality of the Confidential Information and further agrees that Employee will not, directly or indirectly, use or disclose Confidential Information to any natural or legal person, other than authorized employees or agents of the Company, during the Term or thereafter. All Confidential Information and all correspondence, reports, charts, products, records, designs, patents, plans, manuals, "field guides," memoranda, advertising materials, lists and other data or property collected by or delivered to Employee by or on behalf of Company, its representatives, customers and government entities (including, without limitation, customers obtained for Company by Employee), and all other materials compiled by Employee which pertain to the business of Company shall be and shall remain the property of Company, shall be subject at all times to its discretion and control and shall be delivered, together with any and all copies thereof, promptly to Company upon request at any time and without request upon completion or other termination of Employee's employment hereunder.

     6.  Inventions. Employee shall disclose promptly to Company any and all
         ----------
conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by Employee solely or jointly with another during the period of employment or within one year thereafter and which are related to the business or activities of Company. Employee hereby assigns and agrees to assign all his interests therein to Company or its nominee. Whenever requested to do so by Company, Employee shall execute any and all applications, assignments or other instruments that Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect Company's interest therein. These obligations shall continue beyond the termination of employment with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by

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Employee during the period of employment, and shall be binding upon Employee's heirs, assigns, executors, administrators and other legal representatives.

     7.  Termination; Rights of Termination. Employee's employment under this
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Agreement may terminated during the term hereof in any one or more of the following ways:

     (a) Automatically upon the death or resignation of Employee, the parties agreeing that Employee may resign at any time without such resignation constituting a breach of this Agreement;

     (b) By Company upon written notice to Employee upon:

           (i) Employee's unsatisfactory performance of his duties or other obligations under this Agreement, as determined in good faith by the Company, including without limitation: (A) a default of the Company in performing its obligations under a contract with any other person or entity, caused directly or indirectly by Employee, or (B) Employee's refusal or inability to competently perform his obligations under this Agreement, as determined by the Company, except where non-performance is caused by disability;

           (ii) Employee's inability to perform his duties under this Agreement because of illness or physical or mental disability or other incapacity which continues for a period of 90 days, either consecutive or cumulative during any one-year period;

           (iii) any type of harassment, violence or threat thereof, or other behavior toward other employees of the Company or toward third parties of a kind that may tend to result in liability being incurred by the Company toward such employee or third party;

           (iv) alcohol abuse, use of controlled substances during employment hours, or a positive test for use of controlled substances; or

           (v) gross negligence or willful misconduct with respect to the Company or any of its affiliates or subsidiaries, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of employment, or a conviction of a felony or a misdemeanor involving moral turpitude, or a finding of adjudication withheld, with imposition of a sentence, to either a felony or a misdemeanor involving moral turpitude, or the entering of a plea of guilty or nolo contendere to a felony.
          ---- ----------

     The written notice provided for herein shall state the reason for Employee's termination.
     (c) Upon termination of Employee's employment under this Paragraph 7 for any reason, Employee shall be entitled to receive Employee's salary accrued through the date of termination, plus

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any employee benefits which by their terms and provisions continue after such termination, including the right to exercise vested stock options pursuant to an Incentive Stock Option Agreement. If the Company merges, consolidates or consummates any other business combination in which the Company is not the surviving entity, and this Agreement is thereafter terminated by the Company, Employee shall be also entitled to two years' salary compensation payable under Paragraph 2(a).

     (d) In the event of termination of Employee's employment under this Agreement for any reason provided in this paragraph 7, or if Employee resigns prior to the expiration of the term of this Agreement, all rights and obligations of Company and Employee under this Agreement shall cease immediately, except that Employee's obligations under this subparagraph and paragraphs 4, 5, and 6, and the Company's obligations under Paragraph 7(c) herein shall survive such termination. After such termination Employee shall have no right to receive any compensation hereunder, except as set forth in paragraph 7(c).

     8.  Complete Agreement. This Agreement is the final, complete and exclusive
         ------------------
statement and expression of the agreement between Company and employee, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind. This Agreement may be modified, altered or otherwise amended only by a written instrument executed by both Company and Employee.

     9.  No Waiver; Remedies Cumulative. No waiver by the parties hereto of any
         ------------------------------
default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     10. Assignment; Binding Effect. Employee understands that Employee has been
         --------------------------
selected by Company on the basis of Employee's personal qualifications, experience and skills. Employee agrees, therefore, that he cannot assign all or any portion of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and Company's successors and assigns. It is further understood and agreed that Company may be merged or consolidated with another entity

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and that any such entity shall automatically succeed to the rights, powers and duties of Company hereunder.

     11. Notice. All notices or other communications required or permitted
         ------
hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

         To Company:                        Chief Executive Officer
                                            1000 Crawford Place
                                            Mount Laurel, New Jersey 08054

         To Employee:                       Dennis M. Grimm
                                            1035 Eshelman Mill Road
                                            Lancaster, Pennsylvania 17602

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 11.

     12. Severability; Headings. If any portion of this Agreement is held
         ----------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in nay way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

     13. Gender. The use of the masculine pronoun in this Agreement has been
         ------
used for convenience and shall apply to the Employee even where the Employee is a female.

     14. Governing Law. This Agreement shall in all respects be construed in
         -------------
accordance with the laws of the Commonwealth of Pennsylvania.

     15. Arbitration.
         -----------

     (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award

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rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

     (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

     (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be take, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

     (d) The award pursuant to such arbitration will be final, binding and conclusive.

     (e) Counsel to Company and Employee in connection with the negotiation of and consummation of this Agreement shall be entitled to represent their respective party in any and all proceedings under this Paragraph or in any other proceeding (collectively, "Proceedings"). Company and Employee, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such

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counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.




     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement on the year and day above written.

                                    EASTERN ENVIRONMENTAL SERVICES, INC

                                          /s/ Louis D. Paolino, Jr.
                                    -------------------------------------
                                    By: Louis D. Paolino, Jr.
                                    Its: President


                                          /s/  Dennis M. Grimm
                                    -------------------------------------
                                    Dennis M. Grimm

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